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                               FLEET NATIONAL BANK


                             as of February 28, 2005


Quaker Fabric Corporation of Fall River
941 Grinnell Street
Fall River, Massachusetts 02721
Attention:  Mr. Paul J. Kelly

         Re:  Waiver and Amendment to Second Amended and Restated
              Credit Agreement

Ladies and Gentlemen:

         Reference is hereby made to the Second Amended and Restated Credit Agreement dated as of February 14, 2002 (as amended and in effect from time to time, the "Credit Agreement"), by and among (a) Quaker Fabric Corporation of Fall River, a Massachusetts corporation (the "Company"), Quaker Textile Corporation, a Massachusetts corporation ("Quaker Textile") and Quaker Fabric Mexico, S.A. de C.V., a Mexican corporation ("Quaker Mexico", and collectively with the Company and Quaker Textile, the "Borrowers"), (b) Quaker Fabric Corporation, a Delaware corporation (the "Parent"), and (c) Fleet National Bank (formerly known as The First National Bank of Boston, "Fleet"). All capitalized terms used herein without definition that are defined in the Credit Agreement, as amended and in effect on the date hereof, shall have the same meanings herein as therein. All accounting terms used herein and not otherwise defined shall be used in accordance with generally accepted accounting principles.

         The Borrowers and the Parent have informed Fleet that, for the fiscal quarter ending on January 1, 2005, (i) the Debt Service Coverage Ratio for the prior four (4) consecutive fiscal quarters ending on January 1, 2005 was less than 1.50 to 1.00 and (ii) EBIT for the prior two (2) consecutive fiscal quarters ending on January 1, 2005 was less than $1.00. Each of the Borrowers and the Parent acknowledges and agrees that such performance results constitute Events of Default (the "Specified Defaults") under ss.ss.5.23(b) and (e), respectively, of the Credit Agreement.

         The Borrowers and the Parent have now requested, and by its signature below Fleet agrees to grant, a limited waiver in respect of the Specified Defaults subject to the terms and conditions provided herein. In consideration of Fleet's agreement to waive the Specified Defaults through the period ending March 6, 2005 (the "Limited Waiver Period"), the Borrowers and the Parent agree that:

                  1. an Event of Default will exist on March 7, 2005 and that at such time Fleet will have all of it's rights and remedies as a result of the existence of an Event of Default under the Credit Agreement and any other document, instrument or agreement executed in connection therewith or otherwise evidencing any extensions of credit made by Fleet to the Borrowers;





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                  2. from and after the date hereof through the Maturity Date, the "Commitment" under and as defined in the Credit Agreement shall be reduced from $40,000,000 to $20,000,000, as such amount may be further reduced pursuant to the provisions of the Credit Agreement;

                  3. Fleet has no obligation to make Advances to the Borrowers or issue, extend or renew Letters of Credit; provided, however, without creating any obligation to do so (and the agreement to do so on any one occasion shall not constitute an agreement to do so on a future occasion), Fleet may in its sole discretion make Advances to the Borrowers and may continue to issue, extend or renew any Letters of Credit for the Borrowers' accounts;

                  4. except as expressly set forth herein, this letter shall not alter, release, discharge or otherwise affect any of their obligations under the Credit Agreement or otherwise under any other document, instrument or agreement executed in connection therewith under which such Person acts as a secondary obligor; and

                  5. each of the Borrowers and the Parent will comply and continue to comply will all of the terms, covenants and provisions contained in the Credit Agreement.

         Fleet's agreements contained herein shall become effective the upon satisfaction of the following conditions:

                  (a) Each of the Borrowers and the Parent shall have executed and delivered to Fleet counterparts of this letter; and

                  (b) Fleet shall have received fully executed copies of waiver documentation, in form and substance satisfactory to Fleet, between one or more of the Borrowers and the holders of the Senior Notes pursuant to which the holders of the Senior Notes have waived compliance with the provisions of the Note Agreement, the Additional Note Agreement and any other applicable document relating to the Senior Notes with respect to the fixed charge coverage requirements set forth therein, in each case for the duration of the Limited Waiver Period.

         This letter agreement may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument. In making proof of this letter agreement it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought.

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         If the foregoing terms are acceptable to you, we request that you indicate your agreement to these provisions by signing the counterpart of this letter enclosed herewith and returning such counterpart to us.

                                     Very truly yours,

                                     FLEET NATIONAL BANK,
                                     (f/k/a The First National Bank of Boston)

                                     By:
                                        -------------------------------------
                                           Name:
                                           Title:


ACCEPTED AND AGREED
as of February __, 2005

QUAKER FABRIC CORPORATION OF FALL RIVER


By:
   ---------------------------------------------
         Name:
         Title:


QUAKER TEXTILE CORPORATION


By:
   ---------------------------------------------
         Name:
         Title:


QUAKER FABRIC MEXICO, S.A. de C.V.


By:
   ---------------------------------------------
         Name:
         Title:


QUAKER FABRIC CORPORATION


By:
   ---------------------------------------------
         Name:
         Title: